UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Commission

Date of report: December 17, 2001

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	00-28291	86-0867960
(State or other juris-	(Commission file)	I.R.S. Employer Identif-
dicition of incorporation		ication No.)
or organization)

13636 Neutron Road, Dallas, Texas 75244-4410

(Address of principal executive offices, including zip code)

Registrant telephone number (including area code) (972) 934-1586

______________________________________________________________________________

Current report on Form 8-K

FORM 8-K

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.

Item 5. Other Events.

Capacitive Deionization Technology Systems, Inc. -CDTN- announced that it has executed a significant Equity Investment Agreement with Golden Eagles Resources Group, Inc. San Francisco, California, an investment and development group representing the Lim family of Malaysia. Details will be released later this week.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.

By: /s/ Dallas Talley

Dallas Talley

Chairman of the Board, Chief

Executive and Financial Officer

Date: December 17, 2001